UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2005

Genitope Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50425	770436313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

525 Penobscot Drive, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-482-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Genitope Corporation has scheduled a meeting of the independent Data Safety Monitoring Board (DSMB) for Genitope Corporation's pivotal Phase 3 clinical trial during the week of July 18, 2005. At that meeting, the DSMB will meet in closed session and perform the first interim analysis of the data from the pivotal Phase 3 clinical trial to determine if the primary efficacy endpoint has been reached. The DSMB will then communicate its recommendations to Genitope Corporation.

Forward-Looking Information

This current report contains forward-looking statements. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause Genitope Corporation's results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the timing of the DSMB meeting, which may be cancelled or postponed, the results of the first interim analysis of the data from the pivotal Phase 3 clinical trial and other risks detailed in Genitope Corporation’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission ("SEC"). These filings are available on a website maintained by the SEC at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genitope Corporation

May 12, 2005	By:	John Vuko

Name: John Vuko
Title: Chief Financial Officer